Exhibit 99.B(d)(8)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

As of April 2, 2009, as amended March 29, 2010, January 6, 2012, September 15, 2015 and June 30, 2016

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-U.S. Fund

Screened World Equity Ex-US Fund

Global Managed Volatility Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

As of April 2, 2009, as amended March 29, 2010, January 6, 2012, September 15, 2015 and June 30, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

World Equity Ex-U.S. Fund and Screened World Equity Ex-US

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust World Equity Ex-U.S. Fund and the SEI Institutional Investments Trust Screened World Equity Ex-US Fund and the average daily value of the Assets of any other international/global equity SEI mutual fund or account (each an “International/Global Equity Fund”), collectively the “International/Global Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each International/Global Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Equity Funds managed by Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this amendment the International/Global Equity Funds are as follows:

• SEI Institutional Investments Trust World Equity Ex-US Fund;

• SEI Institutional Investments Trust Screened World Equity Ex-US Fund;

• SEI Institutional International Trust International Equity Fund; and

• SEI Canada EAFE Equity Fund.

Global Managed Volatility Fund

The fee schedule below will be applied to the average daily value of the Assets of the SEI Institutional Investments Trust Global Managed Volatility Fund and the average daily value of the Assets of any other international/global managed volatility equity SEI mutual fund or account (each an “International/Global Managed Volatility Equity Fund”), collectively the “International/Global Managed Volatility Equity Funds”) to which the Sub-Advisor may now or in the future provide investment advisory/sub-advisory services. Each International/Global Managed Volatility Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Managed Volatility Equity Funds managed by Sub-Advisor (as set forth below).

[REDACTED]

As of the effective date of this amendment the International/Global Managed Volatility Equity Funds are as follows:

• SEI Institutional Managed Trust Global Managed Volatility Fund;

• SEI Institutional Managed Trust Tax-Managed International Managed Volatility Fund

• SEI Institutional Investments Trust Global Managed Volatility Fund

• SEI GMF The SEI Global Managed Volatility Fund;

• SEI GIF The SEI Global Select Equity Fund;

• SEI GAF The SEI Moderate Fund; and

• Global Managed Volatility Fund (SEI Canada).

Agreed and Accepted:

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ Mark Minichiello

Name:	Name:

William T. Lawrence	Mark Minichiello

Title:	Title:

Vice President	Chief Operating Officer